UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2025

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Park Street,
Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2025, Daniel Fidrya resigned from his position as a member of the board of directors (the “Board”) of Brag House Holdings, Inc. (the “Company”), effective immediately (the “Resignation”). Mr. Fidrya’s resignation did not arise as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.

On August 19, 2025, the Board of the Company approved the appointment of Scott D. Woller as an independent director of the Company (the “Appointment”) effective as of August 19, 2025. Mr. Woller will serve as Chair of the audit committee and as a member of the nominations and corporate governance committee. The Board has determined that Mr. Woller qualifies as an independent director under Nasdaq Rule 5605(a)(2) and SEC Rule 10A-3 and as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Mr. Woller, age 47, is currently Senior Counsel at Wachtel Missry LLP, where he advises public and private companies on securities regulation, corporate governance, and corporate transactions. From 2018 to 2023, he served as Partner and Senior Counsel for Hiller, PC. Previously, he served as United States General Counsel of Airfasttickets, Inc., a travel technology company. He previously practiced at Weil, Gotshal & Manges LLP and Labaton Sucharow LLP. He has nearly 20 years of experience advising boards, management teams, and investors across multiple industries. Mr. Woller received a B.S. from the University of Maryland and a J.D., summa cum laude, from New York Law School.

Family Relationships

Mr. Woller does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Woller reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 20, 2025, the Company issued a press release announcing the Appointment and Resignation. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 20, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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